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                             ARTHUR ANDERSEN LLP





                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement of our reports dated June 27, 1995 and August 11, 1995 included in American Science and Engineering, Inc.'s Form 10-K for the year ended March 31, 1995 and Form 10-Q for the quarter ended June 30, 1995, respectively, and to all references to our firm included in or made part of this Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 17, 1995.


                                              /S/ Arthur Andersen LLP
                                              Arthur Andersen LLP


Hartford, Connecticut
August 11, 1995